     As filed with the Securities and Exchange Commission on August 2, 2000

                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                  CYSIVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                                       54-1698017
    (State or Other Jurisdiction of                                         (IRS Employer
    Incorporation or Organization)                                        Identification No.)

                        10780 PARKRIDGE BLVD., SUITE 400
                                RESTON, VA 20191
               (Address of Principal Executive Offices) (Zip Code)

                             -----------------------

         CYSIVE, INC. SECOND AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             -----------------------

                            NELSON A. CARBONELL, JR.
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CYSIVE, INC.
                        10780 PARKRIDGE BLVD., SUITE 400
                                RESTON, VA 20191
                     (Name and Address of Agent for Service)

                                 (703) 259-2300
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a Copy to:

                              PAUL V. ROGERS, ESQ.
                               COVINGTON & BURLING
                         1201 PENNSYLVANIA AVENUE, N.W.
                              WASHINGTON, DC 20004
                                 (202) 662-6000

                             -----------------------

                                              CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                         Proposed                Proposed
   Title of Each Class of         Amount to be       Maximum Offering       Maximum Aggregate          Amount of
 Securities to be Registered     Registered (1)     Price Per Share (2)     Offering Price (2)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.............     102,999 shares           $21.20                $2,183,579                $577
=======================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock on July 28, 2000, as reported by the Nasdaq National Market.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on February 22, 2000;

         2. Current Report on Form 8-K, filed with the Commission on April 21, 2000;

         3.       Current Report on Form 8-K, filed with the Commission on May
15, 2000;

         4. Current Report on Form 8-K, filed with the Commission on August 1, 2000;

         5. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 5, 2000;

         6. Description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 12, 1999; and

         7.       All reports filed by the Registrant with the Commission under
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

         In addition, all documents and reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents or reports.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

 ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The certificate of incorporation and bylaws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to, the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"'), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by its Board of Directors. The indemnification provided under the Registrant's certificate of incorporation and bylaws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. According to the Registrant's bylaws, if a claim for indemnification is not paid by the Registrant within 60 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring an action against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

         As permitted by the DGCL, the Registrant's certificate of incorporation provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         Under the Registrant's bylaws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant has purchased director and officer liability insurance on behalf of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

   Exhibit No.                      Description
   -----------                      -----------
       4.1        Amended and Restated Certificate of Incorporation of the Registrant (1)
       4.2        Amended and Restated Bylaws of the Registrant (1)
       5.1        Opinion of Joseph M. Boyle, Esq. (3)
       23.1       Consent of Ernst & Young LLP (3)
       23.2       Consent of Joseph M. Boyle, Esq. (included in Exhibit 5.1)
       24.1       Power of Attorney (included on signature page)
       99.1       Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan (2)

  ------------
       (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-85651).

       (2) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form DEF 14A (File No. 000-27607).

       (3) Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 2nd day of August, 2000.

                               CYSIVE, INC.


                               By:  /s/ Nelson A. Carbonell, Jr.
                                    ----------------------------
                                    Nelson A. Carbonell, Jr.
                                    Chairman of the Board, President and Chief
                                    Executive Officer

                                POWER OF ATTORNEY

                  Each person whose signature appears below under the heading "Signature" constitutes and appoints Nelson A. Carbonell, Jr. and John R. Lund, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by Cysive, Inc., a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 2nd day of August, 2000, by the following persons in the capacities indicated.

               Signature                                        Title                                Date
               ---------                                        -----                                ----
/s/ Nelson A. Carbonell, Jr.             Chairman of the Board, President and Chief             August 2, 2000
------------------------------------     Executive Officer (principal executive officer)
       Nelson A. Carbonell, Jr.


/s/ John R. Lund                         Vice President, Chief Financial Officer,               August 2, 2000
------------------------------------     Treasurer, Secretary and Director (principal
             John R. Lund                financial and accounting officer)


/s/ Jon S. Korin                         Director                                               August 2, 2000
------------------------------------
             Jon S. Korin

/s/ John M. Sabin                        Director                                               August 2, 2000
------------------------------------
             John M. Sabin

                                  EXHIBIT INDEX

   Exhibit No.                      Description
   -----------                      -----------
       4.1        Amended and Restated Certificate of Incorporation of the Registrant (1)
       4.2        Amended and Restated Bylaws of the Registrant (1)
       5.1        Opinion of Joseph M. Boyle, Esq. (3)
       23.1       Consent of Ernst & Young LLP (3)
       23.2       Consent of Joseph M. Boyle, Esq. (included in Exhibit 5.1)
       24.1       Power of Attorney (included on signature page)
       99.1       Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan (2)
   -----------

       (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-85651).

       (2) Incorporated by reference to the Registrant's Definitive Proxy Statement on Form DEF 14A (File No. 000-27607).

       (3) Filed herewith